UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 30, 2008

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,		85737
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+49 89 95 95 5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2008 SCM Microsystems, GmbH, a wholly owned subsidiary of SCM Microsystems, Inc. (the "Company"), entered into supplemental employment agreements (the "Supplements") with its Chief Executive Officer and Chief Financial Officer (the "Executive Officers") in order to modify certain provisions regarding severance, notice periods and non-competition.

The Supplement entered into with Felix Marx, Chief Executive Officer, amends the employment agreement dated July 31, 2007 between the Company and Mr. Marx, which was filed as an exhibit to the Company’s Current Report on Form 8-K dated August 1, 2007, and the Supplement entered into with Stephan Rohaly, Vice President and Chief Financial Officer, amends the employment agreement dated March 14, 2006 with Mr. Rohaly, which was filed as an exhibit to SCM’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. The Supplement entered into with Mr. Rohaly also terminates the supplementary agreement between Mr. Rohaly and the Company dated December 6, 2006. The terms of both Supplements are identical and are outlined below.

Pursuant to the Supplements, if the Executive Officer is given ordinary notice of termination by SCM without the Executive Officer having given prior notice of termination or having caused SCM to give such notice as a result of severe and avoidable misconduct, then the Executive Officer will be eligible to receive a one-time severance payment equal to 12 months of his then current monthly salary and a bonus payment under the Company’s Executive Bonus Plan equal to 40% of his then current annual salary.

The Supplement further provides that either the Executive Officer or SCM may terminate the Executive Officer’s employment agreement by providing twelve months’ written notice. In the event of termination by SCM, the Executive Officer may be required to continue to perform his responsibilities for the Company only for a period of up to three months, excluding unused holiday hours, after which he will be released from his employment. Any remainder of the 12-month notice period following release from employment (from 9 to 12 months) shall be the release period, during which the Executive Officer shall continue to receive his then current monthly salary and a fixed bonus payment under the Company’s Executive Bonus Plan equal to 40% of his then current annual salary. Such remuneration during the release period shall be in addition to the one-time severance payment described above. In the event of notice of termination by the Executive Officer, the Executive Officer may be required to continue to perform his responsibilities for the Company for up to the entire 12-month notice period, during which time he will continue to receive regular salary payments and remain eligible for bonus payments under the Company’s Executive Bonus Plan, and thereafter shall not be eligible for any further remuneration or the severance payments described above.

Additionally, the Supplement provides that following any ordinary notice of termination given by the Company to the Executive Officer, during the release period the Executive Officer will continue to be prohibited from engaging in any other employment, occupation, consulting or other business activity competitive with or related to the current or future business of the Company. He is also prohibited from acquiring, obtaining an equity interest in or otherwise supporting any enterprise which engages in business activity competitive with or related to the current or future business of the Company.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

August 5, 2008	By:	/s/ Stephan Rohaly

Name: Stephan Rohaly
Title: Chief Financial Officer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Supplementary Employment Agreement with Felix Marx dated July 30, 2008.
10.2	Supplementary Employment Agreement with Stephan Rohaly dated July 30, 2008.